FORM OF
                              GOLF ASSOCIATED FUND
                         INVESTMENT ADVISORY AGREEMENT


         This Investment Advisory Agreement is made as of ________ __, 1998, between the Golf Associated Fund (the "Fund"), a business trust organized under the laws of the Commonwealth of Massachusetts with its principal place of business at 2801 Ocean View Drive, Vero Beach, Florida, 32963, and Golf Investment Management, Inc., a Florida corporation (the "Adviser").

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company;

         WHEREAS, the Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended; and

         WHEREAS, The Fund desires to retain the Adviser to perform investment advisory services for it and the Adviser is willing to perform such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Fund hereby appoints the Adviser, subject to the direction and control of the Fund's Board of Trustees (the "Board"), to manage the investment and reinvestment of Fund assets for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation as set forth on Schedule A. In the performance of its duties, the Adviser will act in the best interests of the Fund and will comply with (a) applicable laws and regulations, including, but not limited to, the 1940 Act, (b) the terms of this Agreement,
(c) the Fund's Declaration of Trust, By-Laws and currently effective registration statement under the Securities Act of 1933, as amended, and the 1940 Act, and any amendments thereto, (d) the stated investment objective, policies and restrictions of the Fund, and (e) such other guidelines as the Board reasonably may establish.

         2.       DUTIES AS INVESTMENT ADVISER.

         (a) Subject to the supervision of the Board, the Adviser will provide a continuous investment program for the Fund, including investment research and management with respect to all securities, investments and cash equivalents. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. To carry out such decisions, the Adviser hereby is authorized, as agent and attorney-in-fact for the Fund, for the account of, at the risk of and in the name of the Fund, to place orders and issue instructions with respect to those transactions of the Fund. The Adviser will exercise full discretion and act for the Fund in the same manner and with the same force and effect as such Fund itself might or could do with respect to purchases, sales, or other transactions, as well as with respect to

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all other things  necessary or incidental to the  furtherance or conduct of such purchases, sales or other transactions.

         (b) The Adviser will place orders pursuant to its investment determinations for the Fund either directly with the issuer or through other brokers. In the selection of brokers and the placement of orders for the purchase and sale of portfolio investments for the Fund, the Adviser shall use its best efforts to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services as described below. In using its best efforts to obtain the most favorable price and execution available, the Adviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker involved and the quality of service rendered by the broker in other transactions. Subject to such policies as the Board may determine, the Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services to the Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker would have charged for effecting that transaction if the Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker, viewed in terms of either that particular transaction or the Adviser's overall responsibilities with respect to the Fund and to other clients of the Adviser as to which the Adviser exercises investment discretion. In no instance will the Fund's portfolio securities be purchased from or sold to the Adviser or any affiliated person of the Adviser. The Fund agrees that any entity or person associated with the Adviser that is a member of a national securities exchange is authorized to effect any transaction on such exchange for the account of the Fund which is permitted by Section 11(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and the Fund has consented to the retention of compensation for such transactions.

         (c) The Adviser will report to the Board periodically all changes in the Fund since the prior report, and also will keep the Board informed of important developments affecting the Fund and the Adviser, and on its own initiative, will provide the Board from time to time such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser also will make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of the Adviser.

         (d) The Adviser may from time to time hire employees or independent contractors to assist in the performance of the Adviser's duties hereunder, the cost of hiring such employees and independent contractors to be borne and paid by the Adviser. No obligation may be incurred on the Fund's behalf in any such respect.


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         (e) Any of the  foregoing  functions  with  respect  to the Fund may be delegated by the Adviser, at the Adviser's expense, to one or more appropriate parties, including an affiliated party ("Subadvisers"), subject to such approval by the Board and shareholders of the Fund as may be required by the 1940 Act. In connection with any such delegation, the Adviser shall:

                           (i) oversee the performance of delegated functions by
                  any Subadviser and furnish the Fund with quarterly evaluations and analyses concerning the performance of delegated responsibilities by those parties;

                           (ii) if  appropriate,  allocate  the  portion  of the
                  Fund's assets to be managed by a Subadviser and coordinate the investment activities of the Subadvisers;

                           (iii)   if   appropriate,    recommend   changes   in
                  Subadvisers or the addition of Subadvisers, subject to the necessary approvals under the 1940 Act; and

                           (iv) be responsible for  compensating the Subadvisers
                  in the manner specified in its advisory agreements with the Subadvisers.

         3. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         4.  BOOKS AND RECORDS.

                  (a) The Adviser shall maintain records for the Fund relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Fund under Rule 31a-1 of the 1940 Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Fund pursuant to the rules and regulations of any national, state or local government entity with jurisdiction over the Fund, including the Internal Revenue Service.

                  (b) In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 3la-1 under the 1940 Act.

         5. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under this Agreement. The Fund will bear all expenses not specifically assumed by the Adviser incurred in its operations and the offering of its shares. Expenses borne by the Fund will include the following: (a) brokerage commissions relating to securities purchased or sold by the Fund or any losses incurred in connection therewith; (b) fees payable to and expenses incurred on behalf of the Fund by


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the Adviser;  (c) expenses of organizing  the Fund; (d) filing fees and expenses relating to the registration and qualification of the Fund's shares under federal or state securities laws and maintaining such registrations and qualifications; (e) distribution fees; (f) fees and salaries payable to the members of the Board and officers who are not officers or employees of the Adviser or interested persons (as defined in the 1940 Act) of any investment adviser or distributor of the Fund; (g) taxes (including any income or franchise taxes) and governmental fees; (h) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (i) any costs, expenses or losses arising out of any liability of or claim for damage or other relief asserted against the Fund for violation of any law; (j) legal, accounting and auditing expenses, including legal fees of special counsel for the independent trustees;
(k) charges of custodians, transfer agents and other agents; (l) costs of preparing share certificates; (m) expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports and statements to shareholders and proxy material; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; and (o) fees and other expenses incurred in connection with membership in investment company organizations.

         The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by the Adviser and acknowledged as otherwise payable by the Adviser pursuant to this Agreement, the Fund may reduce the fee payable to the Adviser pursuant to paragraph 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Adviser on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

         In addition, if the expenses borne by the Fund in any fiscal year exceed the expense limitations voluntarily imposed by the Adviser, the Adviser will reimburse the Fund for any excess up to the amount of the fee payable to it during that fiscal year pursuant to paragraph 7 hereof.

         6. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from the willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, partner, employee, or agent of the Adviser, who may be or become an officer, trustee, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee, or agent or one under the control or direction of the Adviser even though paid by it.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay the Adviser, effective from the date of this Agreement, a fee that is computed daily and paid monthly from the Fund's assets at the annual rates as percentages of its average daily net assets as set forth in the attached Schedule A, which Schedule can be modified from time to time to reflect changes in annual rates, subject to appropriate approvals required by the 1940 Act. If this Agreement becomes effective or terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the


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proportion that such period bears to the full month in which such  effectiveness or termination occurs.

         8. DURATION AND TERMINATION. This Agreement shall become effective upon its execution; provided, that this Agreement shall not take effect unless it first has been approved (i) by a vote of the majority of those trustees of the Fund who are not parties to this Agreement or interested persons of such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities. This Agreement shall remain in full force and effect continuously thereafter until terminated without the payment of any penalty as follows:

                  (a) By vote of a majority of its trustees, or by the affirmative vote of a majority of the outstanding shares of the Fund, the Fund may at any time terminate this Agreement by providing not more than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser at its principal offices; or

                  (b) This Agreement shall be approved for an initial period of two years and at least annually thereafter by (i) the Trustees or the shareholders of the Fund by the affirmative vote of a majority of its outstanding shares, and (ii) a majority of the Trustees who are not interested persons of the Fund or of the Adviser or of any subadviser, by vote cast in person at a meeting called for the purpose of voting on such approval. If the continuance of this Agreement is not approved at least annually after the initial two-year period, then this Agreement shall automatically terminate at the close of business on the second anniversary of its execution, or upon the expiration of one year from the effective date of the last such continuance, whichever is later; provided, however, that if the continuance of this Agreement is submitted to Fund shareholders for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder in a manner consistent with the 1940 Act and the rules and regulations thereunder; or

                  (c) The Adviser may at any time terminate this Agreement by not less than 60 days' written notice delivered or mailed by registered mail, postage prepaid, to the Fund; or

                  (d)  This  Agreement   automatically   and  immediately   will
terminate in the event of its assignment.

         9. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective except, if required by law, by vote of the holders of a majority of the Fund's outstanding voting securities.

         10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall


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control.  The parties  hereto submit to the  non-exclusive  jurisdiction  of the
State of Florida.

         11. DEFINITIONS. As used in this Agreement, the terms "majority of the outstanding voting securities," ""interested person," and "assignment" shall have the same meanings as such terms have in the 1940 Act.

         12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         13. DECLARATION OF TRUST. The Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Fund's Declaration of Trust and agrees that the obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and the Adviser shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund. In addition, the Adviser shall not seek satisfaction of any such obligations from the Trustees or any individual Trustee.

         14. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.



         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



Attest:                                 GOLF ASSOCIATED FUND



By _____________________________        By: _____________________________



Attest:                                 GOLF INVESTMENT MANAGEMENT, INC.



By _____________________________        By: _____________________________


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                                   Schedule A
                                     to the
                         Investment Advisory Agreement
                                    between
                              Golf Associated Fund
                                      and
                        Golf Investment Management, Inc.


         Pursuant to section 1 of the Investment Advisory Agreement between the Golf Associated Fund (the "Fund") and Golf Investment Management, Inc. (the "Adviser"), the Fund hereby appoints the Adviser to manage the investment and reinvestment of the Fund listed below. As compensation for such, the Fund shall pay to the Adviser pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of the Fund's average daily net assets:


                             Advisory Fee as a % of
                               Average Daily Net
                            Assets Under Management

                                     1.00%








Dated: ________________, 1998